                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    -----------------------------------------

                                    FORM T-1

              STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE

                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION

                          DESIGNATED TO ACT AS TRUSTEE

                   -------------------------------------------

                     BANK OF OKLAHOMA, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)


Oklahoma                                                              73-0780382
(State of Incorporation)                                        (I.R.S. employer
                                                          identification number)
Bank of Oklahoma Tower
P.O. Box 2300
Tulsa, Oklahoma                                                            74192
(Address of Principal Executive Offices)                              (Zip Code)

Frederic Dorwart
Old City Hall
124 East Fourth Street
Tulsa, Oklahoma 74103-5010
Phone (918) 583-9922
(Name, address and telephone number of agent for service)

                   -------------------------------------------

                                OGE ENERGY CORP.
               (Exact name of obligor as specified in its charter)

incorporated under the laws of the
  State of Oklahoma                                                   73-1481638
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization                             identification number)

321 North Harvey Avenue
Oklahoma City, Oklahoma                                                    73102
(Address of Principal Executive Offices)                              (Zip Code)

                 ____% Junior Subordinated Debentures, Due 2039
                       (Title of the indenture securities)

1.       GENERAL INFORMATION.

                  Furnish the following information as to the trustee -

                  (a) Name and address of each examining or supervising authority to which it is subject.

                           Primary Regulator:

                                    Office of the Comptroller of the Currency
                                    Southwestern Region
                                    1600 Lincoln Plaza
                                    500 Akard
                                    Dallas, TX  75201-3394

                           Federal Reserve Bank of Kansas City
                                    925 Grand Avenue
                                    Kansas City, MO  64198

                           Federal Deposit Insurance Corporation
                                    Washington, D.C.

                  (b) Whether it is authorized to exercise corporate trust powers.

                           Yes.

2.       AFFILIATIONS WITH THE OBLIGOR.

                  If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None. See note following item 16 hereof.

3.       VOTING SECURITIES OF THE TRUSTEE.*

                  Furnish the following information as to each class of voting securities of the trustee:

                                 As of 12-31-98

             Col. A                                               Col B.
         Title of Class                                    Amount of Outstanding
         --------------                                    ---------------------
         Common Stock, $100 par value                         500,000 shares

----------------------
* All of the outstanding voting securities of the trustee are owned directly (88%) by BOK Financial Corporation, an Oklahoma Corporation. BOK Financial Corporation is a bank holding company subject to regulation by the Federal Reserve Board pursuant to the Bank Holding Company Act. George B. Kaiser, Chairman of the Board of Directors, owns approximately 78.6% of the outstanding voting securities of BOK Financial Corporation. Answers herein concerning voting securities of the trustee owned by third parties relate to the outstanding voting securities of BOK Financial Corporation. As of December 31, 1998, there were 45,100,440 shares of $.00006 par value common stock of BOK Financial Corporation outstanding. Answers to all other items of this statement of eligibility and qualification on Form T-1 relate to the trustee only, and do not contain information regarding BOK Financial Corporation.

4.       TRUSTEESHIPS UNDER OTHER INDENTURES.

         If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each other indenture:

                  $32,400,000 - Muskogee Industrial Trust Adjustable Rate Pollution Control Revenue Bonds, 1995 Series A.

                  $47,000,000 - Garfield County Industrial Authority Adjustable Rate Pollution Control Revenue Refunding Bonds, 1995 Series A.

                  $56,000,000 - Muskogee Industrial Trust Pollution Control Revenue Bonds, 1987 Series A.

                  $18,941,111 - Oklahoma Gas and Electric Consumer Loan Receivables Trust 1998-1

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
                  Section 310(b) (1) of the Trust Indenture Act of 1939 (the "Act") as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                  The securities outstanding listed above in 4(a) are not in default, therefore, a conflict of interest does not exist.

                  Our current relationship of securities outstanding listed in 4(a) above are revenue bonds and asset backed notes, as compared to subordinated debt securities.

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

         If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                  Bank of Oklahoma, National Association is a wholly owned subsidiary BOK Financial Corporation. William E. Durret is a Director of BOK Financial Corporation and Oklahoma Gas and Electric Company.

6.       VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

         Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

                                 As of 12-31-98

               Col. A                   Col. B                     Col. C                    Col. D

                                                                                        Percentage of
                                                                                        Voting Securities
                                                                                        Represented by
                                                              Amount Owned              Amount Given in
         Name of Owner              Title of Class            Beneficially              Col. C
         -------------              --------------            ------------              ------
         William E. Durret           Common Stock               124,150                 *


*Less than one percent (1%)

7.       VOTING SECURITIES OF THE TRUSTEE OWNED BY THE UNDERWRITERS OR ITS
         OFFICIALS.

         Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

                                  As of 9-28-99

               Col. A                   Col. B                     Col. C                    Col. D

                                                                                        Percentage of
                                                                                        Voting Securities
                                                                                        Represented by
                                                              Amount Owned              Amount Given in
         Name of Owner              Title of Class            Beneficially              Col. C
         -------------              --------------            ------------              ------

         None. See note following item 16 hereof.



8.       SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

         Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligation in default by the trustee.
                                  As of 9-28-99

               Col. A                   Col. B                     Col. C                    Col. D

                                                              Amount Owned
                                    Whether the               Beneficially              Percent of
                                    securities                or Held as Col-           Represented
                                    are voting                ateral Security           by Amount
                                    or nonvoting              for Obligations           Given in
         Title of Class             securities                In default                Col. C
         --------------             ----------                ----------                ------

         None.



9.       SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of any underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                                  As of 9-28-99

         Col. A                         Col. B                     Col. C                    Col. D

                                                              Amount Owned              Percent of
                                                              Beneficially              Voting
                                                              or Held as Col-           securities
         Title of                                             ateral Security           Represented by
         Issuer and                 Amount of                 for Obligations           Amount Given
         Title of Class             Outstanding               in default by Trustee     in Col. C
         --------------             -----------               ---------------------     ---------

         None. See note following item 16 hereof.

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

         If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                                  As of 9-28-99

         Col. A                         Col. B                     Col. C                    Col. D

                                                              Amount Owned
                                                              Beneficially or           Percentage of
                                                              Held as Collateral        Class Represented
         Title of                                             Security for Obli-        by Amount
         Issuer and                 Amount                    gations in default        Given in
         Title of Class             Outstanding               by Trustee                Col. C
         --------------             -----------               ----------                ------

         None.



11. OWNERSHIP OR HOLDING BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

                                  As of 9-28-99

         Col. A                         Col. B                     Col. C                    Col. D

                                                              Amount Owned
                                                              Beneficially or           Percentage of
                                                              Held as Collateral        Class Represented
         Title of                                             Security for Obli-        by Amount
         Issuer and                 Amount                    gations in default        Given in
         Title of Class             Outstanding               by Trustee                Col. C
         --------------             -----------               ----------                ------

         None.


12.      INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

         Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                Col. A                                     Col. B                           Col. C
         Nature of Indebtedness                      Amount Outstanding                    Date Due
         ----------------------                      ------------------                    --------
         Line of Credit (Commercial)                         -0-                           06-29-2000
         Line of Credit (Revolving)                  $560,000,000


13.      DEFAULTS BY THE OBLIGOR.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                  The securities issued under this indenture have never been in default and are currently not in default.

         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected and explain the nature of any such default.

                  None.

14.      AFFILIATIONS WITH THE UNDERWRITERS.

                  If any underwriter is an affiliate of the trustee, describe each such affiliation.

         None. See note following item 16 hereof.

15.      FOREIGN TRUSTEE.

                  Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

         Not applicable.  The trustee is not a foreign trustee.

16.      LIST OF EXHIBITS.

         List below all exhibits filed as a part of this statement of eligibility and qualification.

         (1) A copy of the articles of association of the trustee as now in effect.

         (2) A copy of the certificate of authority of the trustee to commence business.

         (3) A copy of the authorization of the trustee to exercise Corporate Trust powers.

         (4)      A copy of the existing bylaws of the trustee.

         (5) The consents of United States institutional trustees required by Section 321(b) of the Act.

         (6)      A copy of the latest report of condition of the trustee.

                                      NOTE



         To the best of the knowledge and belief of the trustee, there is no person, firm or corporation ordinarily engaged in underwriting securities of private corporations: (1) which is an affiliate of the trustee; (2) of which any director or executive officer of the trustee is a director, officer, partner, employee appointee or representative; (3) which together with its directors, partners and executive officers, taken as a group, owns beneficially more than one percent (1%) of the voting securities of BOK Financial Corporation; or (4) whose securities of any class are owned beneficially by the trustee or held by the trustee as collateral security for obligations in default in excess of one percent (1%) of the outstanding securities of such class. In answering any item in this statement of eligibility and qualification which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor or the underwriters and the trustee disclaims responsibility for the accuracy and completeness of such information.

                   -------------------------------------------

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Bank of Oklahoma, National Association, a corporation organized and existing under the laws of the State of Oklahoma, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Oklahoma City and the State of Oklahoma, on the 28th day of September, 1999.

                                         Bank of Oklahoma, National Association

                                         By: /s/ Timothy M. Cook
                                            -----------------------------------
                                            Timothy M. Cook
                                            Vice President and Trust Officer


Attest: /s/ Rachel Redd-Singleton
       ------------------------------
       Rachel Redd-Singleton
       Assistant Vice President
       and Trust Officer

                                                                 Exhibit 1


                              Bank Of Oklahoma,
                            National Association

                              Charter No. 13679

                            Amended and Restated
                          Articles of Association

                          As of January 26, 1993

          FIRST. The title of this Association shall be "Bank Of Oklahoma, National Association". This Association was first organized in 1910 as The Exchange National Bank of Tulsa. In 1933 this Association was reorganized as The National Bank of Tulsa. In 1975 the name of this Association was changed to Bank of Oklahoma, National Association.

          SECOND. The main office of the Association shall be in the City of Tulsa, County of Tulsa, State of Oklahoma. The general business of the Association shall be conducted at its main office and its branches.

          THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of a majority of the holders of outstanding Common Stock at any annual or special meeting thereof. If required by applicable law, each director shall own common stock of the Association with an aggregate par value of not less than $1,000, or common stock of a bank holding company owning the Association with an aggregate par, fair market or equity value of not less than $1,000, as of either (i) the date of purchase, (ii) the date the person became a director or (iii) the date of that person's most recent election to the Board of Directors, whichever is greater.

          Any vacancy in the Board of Directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The Board of Directors may not increase the number of directors between meetings of shareholders to a number which: (1) exceeds by more than two the number of directors last elected by shareholders where the number was 15 or less; and
(2) exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

          Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

          Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and

                                                                     Exhibit 1


qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

          Honorary or advisory members of the Board of Directors, without voting power or power of final decision in matters concerning the business of the Association, may be appointed by resolution of a majority of the full Board of Directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted for purposes of determining the number of directors of the Association or the presence of a quorum in connection with any Board action, and shall not be required to own qualifying shares.

          FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the Board of Directors may designate, on the day of each year specified therefor in the bylaws, or if that day falls on a legal holiday in the state in which the Association is located, on the next following banking day. If no election is held on the day fixed or in the event of a legal holiday, an election may be held on any subsequent day within 60 days of the day fixed, to be designated by the Board of Directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least 10 days advance notice of the meeting shall be given to the shareholders by first class mail.

          In all elections of directors, the number of votes each common shareholder may cast will be determined by multiplying the number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by him or her.

          Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:


                                       2

                                                                     Exhibit 1


          (1) The name and address of each proposed nominee,

          (2) The principal occupation of each proposed nominee,

          (3) The total number of shares of capital stock of the Association that will be voted for each proposed nominee,

          (4) The name and residence address of the notifying shareholder, and

          (5) The number of shares of capital stock of the Association owned by the notifying shareholder.

          Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and in determining the vote tellers may upon directions by the chairperson disregard all votes cast for each such nominee. No bylaw may unreasonably restrict the nomination of directors by shareholders.

          A director may resign at any time by delivering written notice to the Board of Directors, its chairperson, or to the Association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

          A director may be removed with or without cause by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is given; provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

          FIFTH. The authorized amount of capital stock of this Association shall be 20,000 shares of Common Stock of the par value of $3.46 each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

          No holder of shares of the capital stock of any class of the Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors, in its discretion, may from time to time fix.

          Unless otherwise specified in the Articles of Association or required by law (1) all matters requiring shareholder action including amendments to the Articles of Association must be approved by holders of a majority of the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.


                                       3

                                                                Exhibit 1


          Unless otherwise specified in the Articles of Association or required by law, all shares of voting stock shall be voted together as a class, on any matters requiring shareholder approval. If a proposed amendment would affect two or more classes or series in the same or a substantially similar way, all the classes or series so affected must vote together as a single voting group on the proposed amendment.

          Shares of the same class or series may be issued as a dividend on a pro rata basis and without consideration. Shares of another class or series may be issued as a share dividend in respect of a class or series of stock if approved by a majority of the votes entitled to be cast by the class or series to be issued unless there are no outstanding shares of the class or series to be issued. Unless otherwise provided by the Board of Directors, the record date for determining shareholders entitled to a share dividend shall be the date the Board of Directors authorizes the share dividend.

          Unless otherwise provided in the bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than 70 days before the meeting.

          If a shareholder is entitled to fractional shares pursuant to a stock dividend, consolidation or merger, reverse stock split or otherwise, the Association may: (a) issue fractional shares or; (b) in lieu of the issuance of fractional shares, issue script of warrants entitling the holder to receive a full share upon surrendering enough script or warrants to equal a full share; (c) if there is an established and active market in the association's stock, make reasonable arrangements to provide the shareholder with an opportunity to realize a fair price through sale of the fraction, or purchase of the additional fraction required for a full share; (d) remit the cash equivalent of the fraction to the shareholder; or (e) sell full shares representing all the fractions at public auction or to the highest bidder after having solicited and received sealed bids from at least three licensed stock brokers; and distribute the proceeds pro rata to shareholders who otherwise would be entitled to the fractional shares. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the Association upon liquidation, in proportion to the fractional interest. The holder of script or warrant is not entitled to any of these rights unless the script or warrants explicitly provide for such rights. The script or warrants may be subject to such additional conditions as: (1) the script or warrants will become void if not exchanged for full shares before a specified date; and (2) that the shares for which the script or warrants are


                                       4

                                                                Exhibit 1


exchangeable may be sold at the option of the Association and the proceeds paid to scriptholders.

          The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. Obligations classified as debt, whether or not subordinated, which may be issued by the Association without the approval of shareholders, do not carry voting rights on any issue, including an increase or decrease in the aggregate number of the securities, or the exchange or reclassification of all or part of securities into securities of another class or series.

          SIXTH.   The Board of Directors shall appoint one of its members to be Chairman of the Board, who shall perform such duties as may be designated by the Board of Directors. The Board of Directors shall have the power to appoint a President - Tulsa Regional Office, and a President - Oklahoma City Regional Office, each of whom shall perform such duties as may be designated by the Board of Directors or the Chairman of the Board. The Board of Directors shall also have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of the Association, and such other officers and employees as may be required to transact the business of this Association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors in accordance with the bylaws.

          The Board of Directors shall have the power to:

               (1) Define the duties of the officers, employees and agents of the Association.

               (2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of the Association.

               (3) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.

               (4)   Dismiss officers and employees.

               (5) Require bonds from officers and employees and to fix the penalty thereof.

               (6) Ratify written policies authorized by the Association's management or committees of the Board.

               (7) Regulate the manner in which any increase or decrease of the capital of the Association shall be made, provided that nothing herein shall restrict the power of


                                       5

                                                                Exhibit 1


          shareholders to increase or decrease the capital of the Association in accordance with law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

               (8) Manage and administer the business and affairs of the Association.

               (9) Adopt bylaws, not inconsistent with law or the Articles of Association, for managing the business and regulating the affairs of the Association.

               (10) Amend or repeal bylaws, except to the extent that the Articles of Association reserve this power in whole or in part to shareholders.

               (11)  Make contracts.

               (12) Generally to perform all acts that are legal for a Board of Directors to perform.

          SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of the City of Tulsa, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the Association to any other location permitted under applicable law, without the approval of the shareholders, but subject in either event to approval by the Office of the Comptroller of the Currency if required by applicable law.

          EIGHTH. The corporate existence of this Association shall continue until terminated according to the laws of the United States.

          NINTH. The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than twenty-five percent (25%) of the outstanding Common Stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the bylaws or the laws of the United States, or waived by shareholders, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10, and no more than 60 days, prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this Association.

          TENTH. (A) Directors of the Association shall not be personally liable to the Association or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a Director (1) for breach of the director's duty of loyalty to the Association or its shareholders, (2) for acts or


                                       6

                                                                Exhibit 1


omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) for the payment of unlawful dividends, or
(4) for any transaction from which the director derived an improper personal benefit.

                  (B) The Association shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Association) by reason of the fact that he is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Association, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (C) The Association shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Association to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another Association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Association unless and only to the extent that a court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

                  (D) To the extent that a director, officer, employee or agent of the Association has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to


                                       7

                                                                Exhibit 1


in paragraphs (B) and (C) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (E) Any indemnification under paragraphs (B) and (C) of this Article (unless ordered by a court) shall be made by the Association only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein.
Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum (as directed in the bylaws of the Association) consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so elects, by independent legal counsel in a written opinion, or
(3) by the shareholders.

                  (F) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Association in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Association as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  (G) The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (H) The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (I) By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Association may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Association, or of any association a majority of the voting stock of which is owned by the Association, or is or was serving at the request of the


                                       8

                                                                Exhibit 1


Association as a director, officer, employee or agent of another association, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Association would have the power or would be required to indemnify him against such liability under the provisions of this Article or any other applicable law; provided, however, that such insurance shall exclude coverage for a formal order assessing civil money penalties against a director, officer, employee or agent of the Association.

                  (J) The term director as used herein shall include persons serving as advisory directors, senior directors or directors emeritus or any other similar advisory capacity to the Board of Directors of the Association.

                  (K) Notwithstanding any provision to the contrary contained herein, the Association shall not indemnify directors, officers or employees against expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate Bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Association; provided, however that the Association shall advance expenses to a director, officer or employee incurred in connection with the defense of any such action if:

                       (1)  The indemnitee enters into an agreement
                  satisfactory to the Association pursuant to which the indemnitee shall reimburse any expenses advanced if (a) a final order is entered in the action assessing civil money penalties or requiring payments to the Association, or (b) if the Board of Directors of the Association finds that the indemnitee willfully misrepresented factors relevant to the Board's determination of conditions described in (2)(a) or
                  (b) below;

                       (2) Prior to making any advances, the Board of the Association, in good faith, determines in writing that all of the following conditions are met: (a) the indemnitee has a substantial likelihood of prevailing on the merits; (b) in the event that the indemnitee does not prevail, he or she will have the financial capability to reimburse the Association; and (c) payment of expenses by the Association will not adversely affect Bank safety and soundness; and

                       (3) If at any time the Board of the Association believes, or should reasonably believe, that the conditions described in (2)(a), (2)(b) or (2)(c) are no longer met, the Association shall cease paying any such expenses.


                                       9

                                                                Exhibit 1


          ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the outstanding Common Stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. The Association's Board of Directors may purpose one or more amendments to the Articles of Association for submission to the shareholders.


                                      10
                                Page 17 of 66

                                                             Exhibit 2


[LOGO]

------------------------------------------------------------------------------
Comptroller of the Currency
Administrator of National Banks
------------------------------------------------------------------------------
Washington, D.C. 20219


November 24, 1986


Mr. William B. Fader
Executive Vice President
Bank of Oklahoma, Tulsa, N.A.
Post Office Box 2300
Tulsa, Oklahoma   74192

Dear Mr. Fader:

This letter is the official approval of the Comptroller of the Currency to merge Bank of Oklahoma, Oklahoma City, National Association with and into Bank of Oklahoma, Tulsa, National Association under the charter of the latter and with the title of Bank of Oklahoma, National Association.

This is also the official approval given to Bank of Oklahoma, Tulsa, National Association, Charter No. 13679, the receiving institution, to operate the presently existing branches and main office of Bank of Oklahoma, Oklahoma City, National Association, as branches of the receiving institution.

Sincerely,

/s/ Ballard Gilmore

Ballard C. Gilmore
Director for Corporate Activity
Bank Organization and Structure

Charter No. 13679
            -----

                                                            Exhibit 2


                              SECRETARY'S CERTIFICATE
                              OF CORPORATE RESOLUTION
                              -----------------------

     1. I hereby certify that I am the Secretary to the Board of Directors of Bank of Oklahoma, N.A., located in Tulsa, State of Oklahoma, and that I have been duly appointed and am presently serving in that capacity in accordance with the bylaws of the bank.

     2. I further certify that at a meeting of the Board of Directors of Bank of Oklahoma, N.A., duly called for and convened on the 12th day of September, 1984, the following resolutions were duly adopted by a majority of the Board:

                             SEE ATTACHED RESOLUTIONS
                               OF BOARD OF DIRECTORS

     The foregoing resolutions are presently in full force and effect and have not been revoked or rescinded as of the date hereof.

     IN WITNESS WHEREOF, I have hereupon set the seal of this National Association this 26th day of November, 1984.


                                                  /s/ [ILLEGIBLE]
                                            ---------------------------
                                                     Secretary


[Seal of Bank]

                                                            Exhibit 2


                              BANK OF OKLAHOMA, N.A.
                       REGULAR MEETING OF BOARD OF DIRECTORS
                                SEPTEMBER 12, 1984

                      RESOLUTIONS TO RECOMMEND CHANGE OF NAME
                     AND AMENDMENTS TO ARTICLES OF ASSOCIATION
                         AND TO AUTHORIZE NECESSARY ACTIONS


     WHEREAS, the Board of Directors has reviewed the possibility of changing the name of Bank of Oklahoma, N.A., to Bank of Oklahoma, Tulsa, N.A., and the advantages thereof, and after due consideration, has found that such change of name would be in the best interest of the bank and of its stockholders; therefore, it is

     RESOLVED, that the Board of Directors hereby recommends that the name of the bank be changed from Bank of Oklahoma, N.A., to Bank of Oklahoma, Tulsa, N.A.; and it is further

     RESOLVED, that the Board of Directors hereby authorizes the Chairman of the Board of the bank to call a special meeting of the stockholders of the bank to consider the recommendation of the Board of Directors to change the name of the bank to Bank of Oklahoma, Tulsa, N.A., to amend the Articles of Association of the bank to reflect such change, and to authorize the Chairman of the Board of the bank and such other persons as he may employ or direct to effect such change; and it is further

     RESOLVED, that the Board of Directors hereby designates the Chairman of the Board of the bank and such other persons as he may direct or employ as the agent or agents of the bank to take all necessary steps to effect the change of name herein resolved.


                                                  /s/ [ILLEGIBLE]
                                            ---------------------------
                                                    Secretary

                                                                    Exhibit 2


                            COMPTROLLER OF THE CURRENCY

                                     [PHOTO]

                      UNITED STATES DEPARTMENT OF THE TREASURY
                                  WASHINGTON, D.C.,

WHEREAS, "BANK OF OKLAHOMA, NATIONAL ASSOCIATION", LOCATED IN TULSA, STATE OF OKLAHOMA, BEING A NATIONAL BANKING ASSOCIATION ORGANIZED UNDER THE STATUTES OF THE UNITED STATES, HAS MADE APPLICATION TO THE COMPTROLLER OF THE CURRENCY FOR HIS APPROVAL TO CHANGE THE LOCATION OF ITS MAIN OFFICE FROM 320 SOUTH BOSTON AVENUE, TULSA, OKLAHOMA, TO BANK OF OKLAHOMA TOWER, TULSA, OKLAHOMA.

          NOW, THEREFORE, IT IS HEREBY CERTIFIED THAT APPROVAL IS GIVEN TO THE ABOVE NAMED ASSOCIATION TO MOVE ITS MAIN OFFICE TO SUCH NEW LOCATION.

          IN TESTIMONY WHEREOF, WITNESS MY SIGNATURE AND SEAL OF OFFICE THIS 1ST DAY OF NOVEMBER, 1976.


[SEAL]                                    /s/ Robert Bloom
                                          Acting COMPTROLLER OF THE CURRENCY


                            CHARTER NO. 13679.

                                                                    Exhibit 2


                               CERTIFICATE

    TREASURY DEPARTMENT         )
         Office of              )   ss:
Comptroller of the Currency     )


     I, James E. Smith, Comptroller of the Currency, do hereby certify that the document hereto attached is a true and complete copy, as recorded in this office, of the certificate authorizing a change of name, dated June 24, 1975, of National Bank of Tulsa, Tulsa, Oklahoma, "Bank of Oklahoma, N.A.", effective July 1, 1975.







                               IN TESTIMONY WHEREOF, I have hereunto subscribed my name and caused the seal of Office of the Comptroller of the Currency to be affixed to
[SEAL] these presents at the Treasury Department, in the City of Washington and District of Columbia, this 24th day of June, A.D. 1975.


                                           /s/ James E. Smith
                               -----------------------------------------------
                                       Comptroller of the Currency

                                                                    Exhibit 2


                             COMPTROLLER OF THE CURRENCY

                                       [PHOTO]

                        UNITED STATES DEPARTMENT OF THE TREASURY
                                  WASHINGTON, D.C.,


     WHEREAS, SATISFACTORY NOTICE HAS BEEN TRANSMITTED TO THE COMPTROLLER OF THE CURRENCY EVIDENCING THAT ALL REQUISITE LEGAL AND CORPORATE ACTION HAS BEEN TAKEN BY NATIONAL BANK OF TULSA, LOCATED IN TULSA, STATE OF OKLAHOMA, IN ACCORDANCE WITH THE STATUTES OF THE UNITED STATES, TO AUTHORIZE A CHANGE OF THE NAME OF THAT ASSOCIATION TO BANK OF OKLAHOMA, N.A.

          NOW, THEREFORE, IT IS HEREBY CERTIFIED THAT SUCH CHANGE OF NAME OF SAID ASSOCIATION IS APPROVED EFFECTIVE JULY 1, 1975.

          IN TESTIMONY WHEREOF, WITNESS MY SIGNATURE AND SEAL OF OFFICE THIS 24TH DAY OF JUNE, 1975.



                                                    /s/ James E. Smith
                                                    COMPTROLLER OF THE CURRENCY



                                CHARTER NO. 13679

                                                                      Exhibit 3


                EXCERPT OF BANK OF OKLAHOMA, N.A. RESOLUTION

                                      ***

     BE IT FURTHER RESOLVED that the Executive Vice President and Senior Trust Officer shall have the following powers and duties, in addition to those hereinabove set forth:

     1. He shall be responsible for the executive management of the Trust Division, and shall, have authority to execute, on the behalf of the Bank, contracts, documents or papers pertaining to the performance by the Trust Division of fiduciary powers of the Bank, and, if necessary, to cause the seal of the Bank to be affixed thereto; and he is hereby authorized and empowered to sell, assign, transfer and deliver any and all shares of stocks, bonds, debentures, notes, evidences of indebtedness, or other securities now or hereafter standing in the name of the Bank in any fiduciary capacity, and to make, execute and deliver, any and all written instruments necessary or proper to effectuate the authority hereby conferred...

                                      ***

     All other officers and agents designated by the Board of Directors and assigned to the Trust Division shall, under the supervision of the Executive Vice President and Senior Trust Officer, perform any duties as may be required of such last named officer or agent, and may exercise any of the powers and authorities by this Resolution vested in him;...

                                CERTIFICATION

     I, the undersigned, Secretary of Bank of Oklahoma, N.A. hereby certify that the above is a true and correct excerpt from the Resolution of the Board of Directors of Bank of Oklahoma, N.A. establishing its Trust Division, passed at a regular monthly meeting of the same, as reflected by the Minutes in the Minute Book of said Bank, and I further certify that at said meeting a quorum of the Directors was present and voting throughout, and I further certify that the following officers and agents are duly elected, qualified and now acting:

Dated this _____ day of ___________________, 1999.



/s/ Frederic Darwart
--------------------------------------
Secretary
Bank of Oklahoma, National Association

                                                                      EXHIBIT 3

       BANK OF OKLAHOMA, N.A. - TRUST - AUTHORIZED SIGNATURES AND INITIALS

-----------------------------------------------------------------------------------------------------------------------------------
JANUARY 1999                       APPROVAL: /s/ Timothy M. Cook              APPROVAL: /s/ H. James Holloman
                                            ------------------------                   ----------------------
                                               DEPARTMENT MANAGER                         DIVISION MANAGER
-----------------------------------------------------------------------------------------------------------------------------------
DEPARTMENT:  CORPORATE TRUST
-----------------------------------------------------------------------------------------------------------------------------------
600024642    207923401   600809107      103503051   207938449  NAME                        SIGNATURE                       INITIALS
Trust Funds  EB Pension  Trust Voucher  Corp Trust  BOTTC
-----------------------------------------------------------------------------------------------------------------------------------
   X                          X                                Barbara E. Bailey           /s/ Barbara E. Bailey             BB
-----------------------------------------------------------------------------------------------------------------------------------
   X                          X                                Sandy L. Collins            /s/ Sandy L. Collins              SC
-----------------------------------------------------------------------------------------------------------------------------------
   X                          X                                Timothy M. Cook             /s/ Timothy M. Cook               TC
-----------------------------------------------------------------------------------------------------------------------------------
   X                          X             X                  Sherry Farris               /s/ Sherry Farris                 SF
-----------------------------------------------------------------------------------------------------------------------------------
   X                          X                                W. Mark McCoy               /s/ W. Mark McCoy                 WMM
-----------------------------------------------------------------------------------------------------------------------------------
   X                          X             X                  Marrien D. Neilson          /s/ Marrien Neilson               MN
-----------------------------------------------------------------------------------------------------------------------------------
   X                          X                                T. Elaine Patterson         /s/ T. Elaine Patterson           TP
-----------------------------------------------------------------------------------------------------------------------------------
   X                          X                                Rachel U. Redd-Singleton    /s/ Rachel Redd-Singleton         RS
-----------------------------------------------------------------------------------------------------------------------------------
   X                          X             X                  Cynthia S. Wilkinson        /s/ Cynthia Wilkinson             CSW
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                                      EXHIBIT 3

       BANK OF OKLAHOMA, N.A. - TRUST - AUTHORIZED SIGNATURES AND INITIALS

-----------------------------------------------------------------------------------------------------------------------------------
JANUARY 1999                       APPROVAL: /s/ [ILLEGIBLE]                 APPROVAL: /s/ H. James Holloman
                                            ------------------------                   ----------------------
                                               DEPARTMENT MANAGER                         DIVISION MANAGER
-----------------------------------------------------------------------------------------------------------------------------------
DEPARTMENT: PFS/EB - OKC
-----------------------------------------------------------------------------------------------------------------------------------
600024642    207923401   600809107      103503051   207938449  NAME                        SIGNATURE                       INITIALS
Trust Funds  EB Pension  Trust Voucher  Corp Trust  BOTTC
-----------------------------------------------------------------------------------------------------------------------------------
   X                          X                                Joe A. Ray                  /s/ Joe A. Ray                     JR
-----------------------------------------------------------------------------------------------------------------------------------
   X                          X                                Ray F. Kolker               /s/ Ray F. Kolker                  RFK
-----------------------------------------------------------------------------------------------------------------------------------
   X            X             X                                Carl L. Shortt, Jr.         /s/ Carl L. Shortt, Jr.            CLS
-----------------------------------------------------------------------------------------------------------------------------------
   X                          X                                Charles S. Turci            /s/ Charles S. Turci               CT
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                                      EXHIBIT 3

       BANK OF OKLAHOMA, N.A. - TRUST - AUTHORIZED SIGNATURES AND INITIALS

-----------------------------------------------------------------------------------------------------------------------------------
JANUARY 1999                       APPROVAL: /s/ Joseph L. Rodanski          APPROVAL: /s/ H. James Holloman
                                            ------------------------                   ----------------------
                                               DEPARTMENT MANAGER                         DIVISION MANAGER
-----------------------------------------------------------------------------------------------------------------------------------
DEPARTMENT: TRUST OPERATIONS
-----------------------------------------------------------------------------------------------------------------------------------
600024642    207923401   600809107      103503051   207938449  NAME                        SIGNATURE                       INITIALS
Trust Funds  EB Pension  Trust Voucher  Corp Trust  BOTTC
-----------------------------------------------------------------------------------------------------------------------------------
   X            X             X            N/A          X      Lori Atwell                 /s/ Lori Atwell                     LA
-----------------------------------------------------------------------------------------------------------------------------------
   X                          X            N/A                 Ryan Campbell               /s/ Ryan Campbell                   RC
-----------------------------------------------------------------------------------------------------------------------------------
   X            X             X            N/A                 John L. Dulek               /s/ John L. Dulek                   JLD
-----------------------------------------------------------------------------------------------------------------------------------
   X            X             X            N/A          X      Kimra L. Hays               /s/ Kimra L. Hays                   KH
-----------------------------------------------------------------------------------------------------------------------------------
   X            X             X            N/A          X      Lee A. Inbody               /s/ Lee A. Inbody                   LI
-----------------------------------------------------------------------------------------------------------------------------------
   X            X             X            N/A          X      Donnie R. Landis            /s/ Donnie R. Landis                DL
-----------------------------------------------------------------------------------------------------------------------------------
   X            X             X            N/A          X      Connie J. Larson            /s/ Connie J. Larson                CJL
-----------------------------------------------------------------------------------------------------------------------------------
   X            X             X            N/A          X      Lisa Marrs                  /s/ Lisa Marrs                      LM
-----------------------------------------------------------------------------------------------------------------------------------
   X                                                           Susan Pricer                /s/ Susan Pricer                    SP
-----------------------------------------------------------------------------------------------------------------------------------
   X            X             X            N/A          X      Joseph L. Rodanski          /s/ Joseph L. Rodanski              JLR
-----------------------------------------------------------------------------------------------------------------------------------
   X            X             X            N/A                 Elaine K. Ryon              /s/ Elaine K. Ryon                  ER
-----------------------------------------------------------------------------------------------------------------------------------
   X            X             X            N/A          X      B. Ruth Stockham            /s/ B. Ruth Stockham                RS
-----------------------------------------------------------------------------------------------------------------------------------
   X                          X            N/A                 Dorothy M. Woods            /s/ Dorothy M. Woods                DMW
-----------------------------------------------------------------------------------------------------------------------------------

                                                                      EXHIBIT 3

       BANK OF OKLAHOMA, N.A. - TRUST - AUTHORIZED SIGNATURES AND INITIALS

-----------------------------------------------------------------------------------------------------------------------------------
JANUARY 1999                       APPROVAL: /s/ Joseph L. Rodanski          APPROVAL: /s/ H. James Holloman
                                            ------------------------                   ----------------------
                                               DEPARTMENT MANAGER                         DIVISION MANAGER
-----------------------------------------------------------------------------------------------------------------------------------
DEPARTMENT: TRUST OPERATIONS
-----------------------------------------------------------------------------------------------------------------------------------
600024642    207923401   600809107      103503051   207938449  NAME                        SIGNATURE                       INITIALS
Trust Funds  EB Pension  Trust Voucher  Corp Trust  BOTTC
-----------------------------------------------------------------------------------------------------------------------------------
   X             X            X             N/A        X       Michael L. McCollum         /s/ Michael L. McCollum            MM
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                                      EXHIBIT 3

       BANK OF OKLAHOMA, N.A. - TRUST - AUTHORIZED SIGNATURES AND INITIALS

-----------------------------------------------------------------------------------------------------------------------------------
JANUARY 1999                       APPROVAL: /s/ Joseph L. Rodanski          Approval: /s/ H. James Holloman
                                            ------------------------                   ----------------------
                                               DEPARTMENT MANAGER                         DIVISION MANAGER
-----------------------------------------------------------------------------------------------------------------------------------
DEPARTMENT: TRUST OPERATIONS
-----------------------------------------------------------------------------------------------------------------------------------
700162813    700002389       700002411       966162813              NAME                        SIGNATURE                  INITIALS
MMDA Cash    Investor Fund   Investor Fund   MMDA Cash
Sweep        Sweep           Sweep           Sweep-Ark
-----------------------------------------------------------------------------------------------------------------------------------
   X              X                X             X                  Anita McLaurin              /s/ Anita McLaurin            AM
-----------------------------------------------------------------------------------------------------------------------------------
   X              X                X             X                  Lisa Cox                    /s/ Lisa Cox                  LC
-----------------------------------------------------------------------------------------------------------------------------------
   X              X                X             X                  Lisa Marrs                  /s/ Lisa Marrs                LM
-----------------------------------------------------------------------------------------------------------------------------------
   X              X                X             X                  B. Ruth Stockham            /s/ B. Ruth Stockham          RS
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                                      EXHIBIT 3

       BANK OF OKLAHOMA, N.A. - TRUST - AUTHORIZED SIGNATURES AND INITIALS

-----------------------------------------------------------------------------------------------------------------------------------
JANUARY 1999                       APPROVAL:                                  APPROVAL: /s/ H. James Holloman
                                            ------------------------                   ----------------------
                                               DEPARTMENT MANAGER                         DIVISION MANAGER
-----------------------------------------------------------------------------------------------------------------------------------
DEPARTMENT: TRUST MANAGEMENT
-----------------------------------------------------------------------------------------------------------------------------------
600024642    207923401   600809107      103503051   207938449  NAME                        SIGNATURE                       INITIALS
Trust Funds  EB Pension  Trust Voucher  Corp Trust  BOTTC
-----------------------------------------------------------------------------------------------------------------------------------
   X              X           X              X          X      H. James Holloman           /s/ H. James Holloman            HJH
-----------------------------------------------------------------------------------------------------------------------------------
   X              X           X              X          X      Lawrence B. Halka           /s/ Lawrence B. Halka            LBH
-----------------------------------------------------------------------------------------------------------------------------------
   X              X           X              X          X      Edwin D. Disney             /s/ Edwin D. Disney              ED
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                                      Exhibit 3


                             EXHIBIT "A"

                       EXCERPT OF MINUTES OF
                     DIRECTORS' TRUST COMMITTEE

Pursuant to the authority vested in the Directors' Trust Committee under the resolution of the Board of Directors of the Bank of Oklahoma dated April 8, 1981 the manager of the Trust Division is hereby directed to establish an Internal Trust Committee. The manager of the Trust Division is designated as Chairman of the Internal Trust Committee and shall appoint, with the approval of the Chief Executive Officer of the bank, at least six trust officers but not more than ten to serve as committee members. He shall also designate two additional trust officers to serve as alternates, anyone of whom is authorized to serve in the place of any regular member who is unable to attend a committee meeting. The Executive Officers of the bank shall also be members of this committee. A majority of such committee shall constitute a quorum for the transaction of business.

The Internal Trust Committee shall have the following duties, powers and responsibilities to be performed within policies and guidelines which may be established from time to time by the Directors' Trust Committee:

     1. To establish policies for the conduct of fiduciary responsibilities and obligations of the Trust Division;

     2. To review the Administrative practices in the Trust Division to confirm that accounts are being handled in accordance with division policies;

     3.  To coordinate and review the marketing plans of the Trust Division;

     4. To review the Security Working List used by the Investment Officers on a periodic basis and receive recommendations for changes therein from time to time;

     5. To approve all fiduciary appointments accepted or rejected by the Senior Trust Officers;

     6. To receive reports on the termination of all trust estates and other fiduciary accounts administered by the Trust Division;

     7.  To review the schedule of fees for trust services;

     8. To keep minutes of all meetings of the Internal Trust Committee and to review the minutes of the Trust Review Committee and Investment Policy Committee;

                                                                     Exhibit 3


     9. To perform such other duties as the Directors' Trust Committee, the Chief Executive Officer of the Bank or the Trust Division Manager may, from time to time, assign to the Internal Trust Committee.

The manager of the Trust Division is further directed to establish the Trust Review Committee. The manager of the Trust Investment Department is designated as chairman. The Committee shall consist of eight to ten members appointed by the manager of the Trust Division with the approval of the Chief Executive Officer of the Bank. Two alternate members shall also be appointed by the division manager. The Executive Officers of the Bank shall also be members of this committee. A majority of such committee shall constitute a quorum for the transaction of business.

The Directors' Trust Committee hereby delegates to the Trust Review Committee the following duties, powers and responsibilities.

     1. To review each fiduciary account accepted by the Bank within 60 days after receipt of the assets or as soon thereafter as practicable;

     2. To review each fiduciary account and the assets held by such trust at least once every 12 month period in accordance with the requirements of Regulation 9;

     3. To review the minutes of the Trust Policy Committee making a record of such action in the minutes and reviewing the transactions of the Investment Department to see that they are in conformity with current policy and that exceptions thereto are documented by the investment and account officers;

     4. To keep minutes of each meeting showing which accounts have been reviewed, approved, or such other actions which may have been taken by the committee in connection with the review of the particular accounts;

     5. To perform such other duties as may be assigned to it from time to time by the Directors' Trust Committee, the Chief Executive Officer of the Bank or the Trust Division Manager.

The manager of the Trust Division is hereby directed to establish the Investment Policy Committee. This committee shall consist of eight members appointed by the manager of the Trust Division with the approval of Chief Executive Office of the

                                                                     Exhibit 3


Bank. The manager of the Trust Division shall serve as Chairman. The
Executive Officers of the Bank shall also be members of this committee. Two alternate members are to be appointed by the Division Manager. A majority of such committee shall constitute a quorum for the transaction of business.
This Committee shall have the following duties, priorities and responsibilities:

     1. To set Investment Policy for the Trust Division under a monthly review program which considers the current economic environment;

     2. To consider changes, deletions and additions to the working list of the Investment Department;

     3.  To review the Common Trust Fund Accounts on each valuation date;

     4. To perform such other duties as may be assigned to it from time to time by the Directors' Trust Committee Chief Executive Officer of the Bank or by the Trust Division Manager.

The officers assigned to the Trust Division by the Board of Directors and the management of the Bank shall have the following powers and duties, in addition to those herein above setforth:

     1. The Manager of the Trust Division shall be responsible for the Executive Management of the Trust Division, and he and the other trust officers under his supervision shall have the authority to execute on behalf of the Bank, contracts, documents or papers pertaining to the performance by the Trust Division of the fiduciary powers of the bank, and, if necessary, to cause the seal of the bank to be affixed thereto; and he, and the other officers assigned to the Trust Division under his supervision, are hereby authorized and empowered where permitted by the governing instrument of an account to purchase or otherwise acquire, sell, assign, transfer and deliver all shares of stocks, bonds, debentures, notes, real estate, evidence of indebtedness, deeds, conveyances, contracts, including oil and gas interests of all kinds and of contracts for the development thereof, and to execute mortgages, and releases of mortgages on any and all property or securities now or hereafter standing in the name of the bank in any fiduciary capacity, and to make, execute and deliver, any and all written instruments necessary or proper to effectuate the authority

                                                                     Exhibit 3


         hereby delegated and conferred upon the manager of the Trust Division and the Trust Officers working under his supervision;

     2. Either he, or any other officer of the Trust Division or any other Trust Operations Officer of the Bank performing operation functions for the Trust Division, shall have the authority to sign checks against the balances to the credit of the Trust Division of this Bank, when such officers are designated by the manager of the Trust Division and, such checks are countersigned by another of the designated signatory officers;

     3. The Manager, and any Senior Vice President, any Vice President, and any Trust Officer assigned to the Trust Division will have the authority to execute acceptances of trusts under the authority granted by the Directors' Trust Committee and within the policy guidelines as set out by the Trust Division Manager. Such Officers are also authorized to qualify the bank as executor administrator, Guardian Escrow Agent, Investment Agent, Receiver or assignee, and in any other fiduciary capacity appropriate to the business of the Trust Division, and in accordance with Trust Division Policies, such officers shall exercise generally all of the authority vested by the by-laws of this bank in an Executive Officer thereof, provided at all questionable matters, which in the opinion of the Division Manager requires further consideration, shall be submitted to the Internal Trust Committee before acceptance;

     4. The Division Manager will establish policies for the approval for the invasion of principal and the payments from income in any account where such payments are discretionary and the Trust Division Manager may delegate to designated Trust Officer such authority as he deems appropriate for the exercise of the discretionary powers conferred upon the bank in its fiduciary capacity in various accounts.

     5. The Division Manager shall cause a report to be made monthly to the Chief Executive Officer of the Bank, or his designate, summarizing the operational administrative and financial status of the division. He shall make such further and additional reports as may be required from time to time by the Directors' Trust Committee, the Chief Executive Officer of the Bank, the Comptroller of the Currency or any governmental agency exercising supervisory powers over the Trust Division for the Bank of Oklahoma;

                                                                     Exhibit 3


     6. The Division Manager and the other Trust Officer under his supervision shall have the authority to authorize admissions and withdrawals to the common trust funds administered by this bank in accordance with the terms of the Common Trust Fund Agreements and the provisions of the Comptroller of the Currencys Regulation A.

The manager of the Trust Division shall keep the records of the Trust Division separate and distinct from other books and records of the bank, and they shall contain full information relative to each account, all in accordance with the Regulation 9 of the Comptroller of Currency governing fiduciary powers of national banks, and the laws of the State of Oklahoma.

This Committee of the Board of Directors shall cause external audits to be made at regular intervals of the Trust Division, or in lieu thereof adopt an adequate continuous audit system, as the committee may elect, all in compliance with the regulations of the Comptroller of Currency governing fiduciary powers of national banks.

The Manager of the Trust Division is charged with the responsibility of keeping Trust Securities and Investments held in Trust by the Trust Division separate and distinct from the securities owned by the bank and, in addition thereto, that the said Trust Securities may be kept in any manner allowed by the regulation of the Comptroller of Currency, as may be amended and issued from time to time hereafter. Whenever the said securities are deposited in the security vault of the bank, or in any depository, and are withdrawn therefrom, such deposits or withdrawals shall be made only upon the written request of any officer assigned to the Trust Division, or upon the written request of other trust personnel who may be appointed, from time to time, by the manager of the Trust Division.

Funds held by the Trust Division in a fiduciary capacity awaiting investment or distribution shall not be held uninvested or undistributed for any longer than is reasonable. Investments of trust funds shall be made only in compliance with the regulations of the Comptroller of the Currency, in accordance with the terms and provisions of the instrument creating the fiduciary relationship, and the statutes of the state of Oklahoma.

The investment of fiduciary funds in stock or obligations of the bank, the sale or transfer of property held by the bank as fiduciary to any officer, director, employee or relative thereof, any transactions between various trust accounts, the loan of

                                                                     Exhibit 3


money from the bank to any account, the loan of money from one fiduciary account to another, is prohibited except in those instances specifically authorized by the terms and provisions of the regulations of the Comptroller of the Currency, the laws of the state of Oklahoma, and the governing trust instrument.

                                                            Exhibit 3


                                 EXCERPT FROM

                    RESOLUTION ESTABLISHING TRUST DIVISION

                        AND DIRECTORS' TRUST COMMITTEE



     Under the authority of Section 1.76, Statute 688 (12 U.S.C. 92a); R.S. 5240 as amended (12 U.S.C. 481) and the Comptroller of the Currency's Regulation 9, "Fiduciary Powers of National Bank and Collective Investment Funds," the Board of Directors of the Bank of Oklahoma, by this resolution, hereby assigns the administration of the Trust Division to the Directors' Trust Committee, confers on, delegates to, and assigns to this Committee all of its authority, and full responsibility for the proper exercise of all the fiduciary powers, duties, obligations, and responsibilities of the Bank of Oklahoma relating to the exercise of its trust powers, in compliance with applicable laws and regulations, including the right to delegate and assign such of its authority and responsibility to other committee(s) it may, in its discretion establish, and/or to such officer(s) as it may designate.

                                                            Exhibit 4


                                  B Y L A W S

                                      of

                        B A N K  O F  O K L A H O M A,

                    N A T I O N A L  A S S O C I A T I O N

                 AMENDED AND RESTATED AS OF NOVEMBER 23, 1986

                              -------------------

                                                            Exhibit 4


                                     INDEX

                                      to

                                    BYLAWS

                                      of

                     BANK OF OKLAHOMA, NATIONAL ASSOCIATION

                  AMENDED AND RESTATED AS OF NOVEMBER 23, 1986

                                                                         Page
                                                                         ----
           ARTICLE I - Meetings of Shareholders

                Section 1.1.   Annual Meeting                              1
                Section 1.2.   Special Meetings                            1
                Section 1.3.   Conduct of Elections                        1
                Section 1.4.   Proxies                                     1
                Section 1.5.   Quorum                                      2

           ARTICLE II - Directors

                Section 2.1.   Board of Directors                          2
                Section 2.2.   Number                                      2
                Section 2.3.   Nominations for Directors                   2
                Section 2.4.   Term                                        3
                Section 2.5.   Organization Meeting                        3
                Section 2.6.   Regular Meetings                            3
                Section 2.7.   Special Meetings                            3
                Section 2.8.   Directors' Fees                             3
                Section 2.9.   Quorum                                      3
                Section 2.10.  Vacancies                                   4

           ARTICLE III - Committees of the Board

Amended 6-30-87 Section 3.1.   Executive Committee                         4
                Section 3.2.   Examining Committee                         5
Amended 5-26-87 Section 3.3.   Other Committees                            5

           ARTICLE IV - Officers and Employees

Amended 6-30-87 Section 4.1.   Chairman of the Board                       5
                Section 4.2.   Presidents                                  6
                Section 4.3.   Vice Chairman of the Board                  6
Amended 6-30-87 Section 4.4.   Chairman of the Executive Committee         6
                Section 4.5.   Vice Presidents                             6
                Section 4.6.   Cashier and Auditor                         6
                Section 4.7.   Secretary to the Board of Directors         7
                Section 4.8.   Other Officers                              7
                Section 4.9.   Clerks and Agents                           7
                Section 4.10.  Tenure of Office                            7
                Section 4.11.  Rights of the FDIC                          7

                                                            Exhibit 4


                                     INDEX

                                                                         Page
                                                                         ----
           ARTICLE V - Trust Division

                Section 5.1.   Trust Division                              8

           ARTICLE VI - Stock and Stock Certificates

                Section 6.1.   Transfers                                   8
                Section 6.2.   Dividends                                   8
                Section 6.3.   Stock Certificates                          8

           ARTICLE VII - Corporate Seal

                Section 7.1.   Corporate Seal                              9

           ARTICLE VIII - Miscellaneous Provisions

                Section 8.1.   Fiscal Year                                 9
                Section 8.2.   Execution of Instruments                    9
                Section 8.3.   Records                                     9
                Section 8.4.   Banking Hours                               9

           ARTICLE IX - Indemnification

                Section 9.1.   General                                    10
                Section 9.2.   Against Claim by Association               10
                Section 9.3.   Reimbursement of Expenses upon
                                 Successful Defense                       11
                Section 9.4.   Determination that Indemnity is Proper     11
Amended 1-20-87 Section 9.5.   Payment Prior to Final Disposition         11
                Section 9.6.   Non-Exclusive Rights                       11
                Section 9.7.   Actions by Regulatory Agency               12
                Section 9.8.   Insurance                                  12

           ARTICLE X - Bylaws

                Section 10.1.  Inspection                                 12
                Section 10.2.  Amendments                                 12

                                                                       Exhibit 4


                   BANK OF OKLAHOMA, NATIONAL ASSOCIATION
                   --------------------------------------

                 AMENDED AND RESTATED AS OF NOVEMBER 23, 1986

                                   BYLAWS


                                  ARTICLE I

                           Meetings of Shareholders

     Section 1.1. ANNUAL MEETING. The regular annual meeting of the holders of the common stock of the Association for the election of directors and the transaction of whatever other business may properly come before the meeting, shall be held at the main office of the Association, Bank of Oklahoma Tower, Tulsa, Oklahoma, or such other place as the Board of Directors may designate, at 1:00 o'clock p.m., on the second Wednesday of April of each year. Notice of such meeting shall be mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each holder of capital stock of the Association entitled to vote at said meeting at his address appearing on the books of the Association. If, from any cause, an election of directors is not made on the said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law, and notice thereof shall be given in the manner herein provided for the annual meeting.

     Section 1.2. SPECIAL MEETINGS. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors and in accordance with Article TENTH of the Articles of Association. Unless waived in writing by all holders of capital stock entitled to vote at such meeting, or unless otherwise provided by law, every such special meeting shall be called by mailing, postage prepaid, not less than ten days prior to the date fixed for such meeting, to each such holder at his address appearing on the books of the Association, a notice stating the purpose of the meeting.

     Section 1.3. CONDUCT OF ELECTIONS. Every election of directors shall be conducted by written ballot, which shall be tallied by the Secretary to the Board of Directors and maintained with the permanent records of the Association.

     Section 1.4. PROXIES. Holders of capital stock of the Association entitled to vote at any meeting of such shareholders may vote at any such meeting by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

                                                                       Exhibit 4


meeting may be held as adjourned without further notice. A majority of the shares actually voted shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

                             ARTICLE II

                              Directors

     Section 2.1. BOARD OF DIRECTORS. The Board of Directors (hereinafter referred to as the "Board") shall have power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board.

     Section 2.2. NUMBER. The Board shall consist of not less than five nor more than twenty-five shareholders of the holding company of the Association, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which: (i) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less; or (ii) exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

     Section 2.3. NOMINATIONS FOR DIRECTOR. No person shall be qualified to be elected or to serve as a member of the Board, whether by regular election of members of the Board or by appointment to fill any vacancy occurring among the members of the Board, unless that person has been nominated by the board of directors of the holding company of the Association or by the nominations committee of such board of directors.

     Section 2.4. TERM. The directors of the Association shall hold office for one year or until their successors are elected and have qualified.

     Section 2.5. ORGANIZATION MEETING. The Secretary of the Board shall tally the vote in any election of directors and shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the Association for the purpose of taking their oaths of office in the form prescribed by the Comptroller of the Currency, organizing the new Board, appointing committees, and electing and appointing officers of the Association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and in any event within thirty days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.


                                     -2-

                                                                       Exhibit 4


     Section 2.6. REGULAR MEETINGS. The regular meetings of the Board of Directors shall be held, without notice, at 12:00 noon on the second Wednesday of each month at the main office of the Association unless the Board or its executive Committee shall designate another date. Upon the designation of any such alternative date, ten days' written notice of such date shall be given to the members of the Board. When any regular meeting of the Board falls upon a holiday, the meeting shall be held be on the next banking business day observed within the State of Oklahoma, unless the Board or its Executive Committee shall designate some other day.

     Section 2.7. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman of the Board, the Vice Chairman of the Board, or the President of the Association, or at the request of three or more directors. Each member of the Board of Directors shall be given notice by telegram, letter, or in person, stating the time and place of each such special meeting.

     Section 2.8. DIRECTORS' FEES. A fee, in a reasonable amount to be fixed from time to time by the Board, shall be paid to directors for each regular meeting of the Board that they attend, limited, however, to one such fee for each calendar month.

     Section 2.9. QUORUM. A majority of the directors shall constitute a quorum at any meeting of the Board, except when otherwise provided by law; provided, however, that a lesser number of directors may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

     Section 2.10. VACANCIES. When any vacancy occurs on the Board, the remaining members of the Board, in accordance with the laws of the United States, may appoint a director to fill such vacancy, at any regular meeting of the Board, or at a special meeting called for that purpose; provided, however, that such director shall have been nominated or otherwise approved by the board of directors of the holding company of the Association or by the nominations committee of such board of directors. Any director so appointed shall hold his position until the next regular annual election of directors.

                             ARTICLE III

                        Committees of The Board

     Amended 6-30-87

     Section 3.1. EXECUTIVE COMMITTEE. The Board shall appoint from among its members an Executive Committee of such number as the Board shall deem proper. The Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, and the President of the Association shall be members ex officio, but all other members shall serve during the pleasure of the Board. The Executive Committee shall have and may exercise, so


                                     -3-

                                                                      Exhibit 4


far as may be permitted by law, all the authority and all the powers of the Board during intervals between meetings thereof. The Executive Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board at which a quorum is present, at which time any action taken by the Board with respect thereto shall be entered in the minutes of the Board. All acts done and powers conferred by the Executive Committee from time to time shall be deemed to be, and may be certified as being done or conferred, under the authority of the Board.

     The Executive Committee may determine at any time in its discretion to hold regular meetings, in which event such meetings shall be held at the time, place, and date so designated, without any notice thereof required to be given to its members. Notice of any meetings of the Executive Committee other than regular meetings shall be given to its members in a manner deemed most likely to provide them actual notice thereof, as far in advance of the time of the meeting as practicable. A majority of all members of the Executive Committee, at least two of whom shall be non-ex officio members, shall constitute a quorum for all purposes.

     The Executive Committee may adopt its own rules of procedure.

     Section 3.2. EXAMINING COMMITTEE. The Board shall appoint an Examining Committee, [consisting of three members other than active officers of the Association.] The Examining Committee shall, at least once every twelve months, examine the affairs of the Association, count its cash, compare its assets and liabilities with the accounts of the general ledger, and ascertain whether the accounts are correctly kept and the condition of the Association corresponds therewith. [The Examining Committee shall also, at least once during each calendar year and within 15 months of the last such audit, examine the trust division of the Association to ascertain whether the division has been administered in accordance with law, applicable regulations of the Comptroller of the Currency, and sound fiduciary principles, or shall adopt a continuous audit system adequate to perform the identical function.]

     All audits and examinations described in this section may be performed by the members of the Examining Committee directly or through certified public accountants selected by the Examining Committee for such purpose and [responsible solely to the Examining Committee and the Board for the results of their audits and examinations.] The expenses of audits and examinations made by persons other than the Examining Committee shall be paid by the Association. The Examining Committee shall report the results of all audits and examinations in writing to the Board at its next regular meeting thereafter, and shall recommend to the Board such changes in the manner of doing business as shall seem desirable on the basis thereof. [Such report and all actions


                                      -4-

                                                                      Exhibit 4


taken thereon shall be noted in the minutes of the Board.] [Note: all bracketed material is the procedure for trust examinations required by 12 C.F.R. Section 9.9.]

     Amended 5-26-87

     Section 3.3. OTHER COMMITTEES. The Board of Directors may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board may determine. The Chairman of the Board may appoint nondirector officers to such committees for the purpose of counseling with and providing information to the committee, and may remove such members at any time at his pleasure. Nondirector members so appointed may be voting members of such committees, but all official actions of such committees must be approved by a majority of their director members. Meetings of such committees may be held in the absence of nondirector members whenever the director members so choose.

                                   ARTICLE IV

                             Officers and Employees

     Amended 6-30-87

     Section 4.1. CHAIRMAN OF THE BOARD. The Board shall appoint one of its members to be Chairman of the Board, to serve at the pleasure of the Board. He shall preside at all meetings of the Board, and shall serve as Chief Executive Officer of the Association. The Chairman of the Board shall supervise the carrying out of the policies adopted or approved by the Board. He shall have general executive powers, as well as the specific powers conferred by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board.

     Section 4.2. PRESIDENT. The Board shall appoint one of its members to be President of the Association. The person designated shall also be the Chief Operating Officer of the Association. In the absence of the Chairman of the Board and, if such officer has been appointed, the Vice Chairman of the Board, the President shall preside at any meeting of the Board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice to the office of President, or imposed by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board.

     Section 4.3. VICE CHAIRMAN OF THE BOARD. The Board may appoint one of its members to be Vice Chairman of the Board, who, in the absence or disability of the Chairman of the Board, shall preside at all meetings of the Board. He shall have and exercise such other and further powers and duties as from time to time may be conferred upon or assigned to him by the Board or by the Chairman of the Board.


                                      -5-

                                                                      Exhibit 4


     Amended 6-30-87

     Section 4.4. CHAIRMAN OF THE EXECUTIVE COMMITTEE. The Chief Executive Officer of the Association shall serve as chairman of the Executive Committee. He shall preside at all meetings of the Executive Committee at which he is present, and shall have such other powers and duties as may be provided by these Bylaws or as may be assigned to him from time to time by the Board.

     Section 4.5. VICE PRESIDENTS. The Board may appoint one or more Vice Presidents, one or more of whom may be Executive Vice Presidents or Senior Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Board, by the Chairman of the Board, or by the President. One Vice President may be designated by the Board to perform, in the absence of the President, all the duties of the President.

     Section 4.6. CASHIER AND AUDITOR. The Board shall appoint a Cashier and may appoint an Auditor, and may also appoint one or more assistants to each such office, whose respective duties and authorities shall be such as may be provided by these Bylaws or may be assigned to them by the Board, by the Chairman of the Board, or by the President. The Cashier shall be the Secretary of the Association, and all Assistant Cashiers shall be Assistant Secretaries of the Association, and shall perform all duties required by law to be performed by a Secretary of a corporation, except such duties as are now or hereafter required to be performed by the Secretary to the Board of Directors of the Association. Except as otherwise provided by these Bylaws, the Cashier shall be custodian of the corporate seal, records, documents, and papers of the Association. He shall provide for the keeping of proper records of all transactions of the Association. He shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice to the office of Cashier or imposed by these Bylaws. He shall also perform such other duties as may be assigned to him from time to time by the Board.

     Section 4.7. SECRETARY TO THE BOARD OF DIRECTORS. The Board of Directors shall appoint a Secretary, who shall be Secretary of the Board and shall keep accurate minutes of all meetings. He shall attend to the giving of all notices required by these Bylaws to be given. He shall be custodian of the minutes and other records pertaining to meetings of the shareholders, the Board, and the Executive Committee of the Association. He shall also perform all other duties as may be assigned to him from time to time by the Board.

     Section 4.8. OTHER OFFICERS. The Board may appoint one or more Assistant Vice Presidents, one or more Trust Officers and Assistant Trust Officers, one or more Assistant Secretaries, one or more Assistant Cashiers, and attorneys-in-fact as from time to time may appear to the Board to be required or desirable to transact the business of the Association. Such officers shall respectively have and exercise any and all powers and duties


                                      -6-
                                Page 46 of 66

                                                                      Exhibit 4


pertaining by law, regulation, or practice to their several offices, or imposed by these Bylaws, or as may be conferred upon or assigned to them by the Board, by the Chairman of the Board, or by the President.

     Section 4.9. CLERKS AND AGENTS. The Board may appoint such Paying Tellers, Receiving Tellers, Note Tellers, Vault Custodians, bookkeepers, and other clerks, agents, and employees as it may deem advisable for the prompt and orderly transaction of the business of the Association. The Board may also define their duties, fix the salaries to be paid them, and dismiss them. Subject to the authority of the Board, the President or any other officer of the Association authorized by the President, may appoint and dismiss all or any clerks, agents, and employees, prescribe their duties and the conditions of their employment, and from time to time fix their compensation.

     Section 4.10. TENURE OF OFFICE. All officers of the Association shall hold office for the current year for the Board which elects them, unless he shall resign, become disqualified, or be removed before such date. Any vacancy occurring in the office of Chairman of the Board or President shall be filled promptly by the Board.

                                 ARTICLE V

                              Trust Division

     Section 5.1. TRUST DIVISION. There shall be a division of the Association known as the Trust Division, which shall perform the fiduciary responsibilities of the Association.

     The management and administration of the Trust Division and the fiduciary powers of the Board may be delegated from time to time by the Board to such persons or committees as it shall deem appropriate. The resolution or resolutions setting forth the action of the Board in this respect and any amendments thereto shall be attached to these Bylaws as Exhibit 1, and each amendment as additional exhibits hereto.

                                 ARTICLE VI

                         Stock and Stock Certificates

     Section 6.1. TRANSFERS. Shares of stock of the Association shall be transferable only on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights and liabilities of the prior holder of such shares.

     Section 6.2. DIVIDENDS. Transfers of stock shall not be suspended preparatory to the declaration of dividends; and,


                                      -7-

                                                                      Exhibit 4


dividends shall be paid to the shareholder in whose name the stock shall stand at the date of the declaration of dividends, unless an agreement to the contrary shall be expressed in any assignment, transfer, or other conveyance of any interest in the stock; provided, however, that the Board may fix a record date or dates subsequent to the date of declaration for the determination of shareholders entitled to receive payment of any dividend so declared or any installments thereof; further provided, however, that such subsequent date shall not be more than thirty (30) days prior to the date of payment. In the event that a record date or dates is so fixed, only such shareholders as shall be shareholders of record on the date or dates so fixed shall be entitled to receive payment of such dividends, notwithstanding any transfer of any stock on the books of the Association after any such record date or dates fixed as aforesaid.

     Section 6.3. STOCK CERTIFICATES. Certificates of stock shall bear the signature of the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the Board for that purpose, to be known as an Authorized Officer, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.

                                 ARTICLE VII

                                Corporate Seal

     Section 7.1. CORPORATE SEAL. The President, the Cashier, the Secretary, any Assistant Cashier or Assistant Secretary, or any other officer thereunto designated by the Board shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:

                                    (SEAL)

                                 ARTICLE VIII

                           Miscellaneous Provisions

     Section 8.1. FISCAL YEAR. The fiscal year of the Association shall be the calendar year.

     Section 8.2. EXECUTION OF INSTRUMENTS. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Association by the


                                      -8-

                                                                      Exhibit 4


Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, the Secretary, or the Cashier. Any such instruments may also be executed, acknowledged, verified, delivered, or accepted on behalf of the Association in such other manner and by such other officers as the Board may from time to time direct. The provisions of this Section 8.2 are supplementary to any other provision of these Bylaws.

     Section 8.3. RECORDS. The Articles of Association, the Bylaws, and the proceedings of all meetings of the shareholders, the Board, and standing committees of the Board shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary appointed to act as Secretary of the meeting.

     Section 8.4. BANKING HOURS. The Board shall prescribe hours of business for the Association; provided, however, that the main office of the Association shall be open for business at least six hours of each day, except Saturdays, Sundays, days recognized by the laws of the State of Oklahoma as legal holidays, and such other times as may be determined by the Board. Other facilities of the Association shall be open for business for such hours and at such times as shall be prescribed from time to time by the Chief Executive Officer of the Association, with the concurrence of the President.

                                 ARTICLE IX

                               Indemnification

     Section 9.1. GENERAL. The Association shall have power to indemnify any person who was or is a party or is threatened to be made a part to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Association) by reason of the fact that he is or was a director, officer, employee, or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Association, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


                                      -9-
                                Page 49 of 66

                                                                       Exhibit 4


     Section 9.2. AGAINST CLAIM BY ASSOCIATION. The Association shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Association to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association; provided, however, that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Association unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 9.3. REIMBURSEMENT OF EXPENSES UPON SUCCESSFUL DEFENSE. To the extent that a director, officer, employee, or agent of the Association has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 9.1 or 9.2 of these Bylaws, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 9.4. DETERMINATION THAT INDEMNITY IS PROPER. Any indemnification under Sections 9.1 or 9.2 of these Bylaws (unless ordered by a court) shall be made by the Association only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 9.1 or 9.2 of these Bylaws. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Amended 1-20-87

     Section 9.5. PAYMENT PRIOR TO FINAL DISPOSITION. Expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the Association in advance of the final disposition of such action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall


                                     -10-

                                                                       Exhibit 4


ultimately be determined that he is entitled to be indemnified by the Association as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     Section 9.6. NON-EXCLUSIVE RIGHTS. The indemnification provided by this Article of these Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Section 9.7. ACTIONS BY REGULATORY AGENCY. Notwithstanding the foregoing subsections of this Article of these Bylaws, the Association shall not indemnify its directors, officers, employees, or agents against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Association.

     Section 9.8. INSURANCE. The Association shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee, or agent of the another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Association would have the power to indemnify him against such liability under the provisions of this Article of these Bylaws; provided, however, that such insurance shall explicitly exclude from its coverage a formal order assessing civil money penalties against a director or employee of the Association.

                                    ARTICLE X

                                     Bylaws

     Section 10.1. INSPECTION. A copy of the Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the main office of the Association, and shall be open during banking hours for inspection by all shareholders.

     Section 10.2. AMENDMENTS. The Bylaws may be amended, altered, or repealed at any regular meeting of the Board by a vote of a majority of the whole number of Directors.


                                     -11-

                                                                       Exhibit 4


                                   CERTIFICATION

     I, James S. Boese, CERTIFY that: (1) I am the duly constituted Secretary of the Board of Directors of Bank of Oklahoma, Tulsa, N.A., and as such officer am the official custodian of its records; (2) the foregoing Bylaws are the Bylaws of said bank, and all of them, as now lawfully in force and effect.

     IN TESTIMONY WHEREOF, I have hereunto affixed my official signature and the seal of said bank, in the City of Tulsa, Oklahoma, on this ___ day of _______________, 19___.



                                             ----------------------------------
                                                          Secretary

(SEAL)


                                     -12-
                                Page 52 of 66

                                                                Exhibit 4


                    BANK OF OKLAHOMA, NATIONAL ASSOCIATION
                             AMENDMENT TO BYLAWS
                      ADOPTED BY THE BOARD OF DIRECTORS
                              JANUARY 20, 1987


     RESOLVED, that Article IX of the Bylaws of the Bank be and hereby is amended by the adoption of a new Section 9.5 of the Bylaws, to read as follows:

ADVANCE EXPENSES

          Section 9.5 ADVANCEMENT OF EXPENSES. Subject to review and approval solely for the limited purposes expressly set forth herein, the Association shall pay all expenses incurred by an officer or director of the Association or an agent of the Association serving as an officer or director of another corporation, partnership, joint venture, trust, or other enterprise at the request of the Association, in defending a civil or criminal action brought or filed against him in his capacity as an officer or director, or as such agent of the Association, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Association as authorized by applicable law. All statements or invoices for such expenses received by the Association shall be presented to general counsel for the Association and to the chief financial officer of the Association for their review and approval as to the reasonableness of the amount thereof and the relationship of the legal action to the services of the director, officer, or agent to the Association. Such expenses incurred by other employees and other agents of the Association may be paid subject to the terms and conditions described hereinabove, and subject to such additional terms and conditions, if any, as the Board of Directors deems appropriate.

                                                                Exhibit 4


BYLAWS

     BE IT RESOLVED that Section 3.3 of Article III of the Association's Bylaws be amended to read in its entirety as follows, and Section 3.4 shall be identical to the former Section 3.3, Other Committee:

     Section 3.3 LOAN AND INVESTMENT COMMITTEE. The Board shall appoint from among its members, a Committee of such number as the board shall deem appropriate. The Chairman of the board shall be an ex officio member of the Committee, but all other members shall serve during the pleasure of the Board. The Loan and Investment Committee shall have and may exercise, so far as may be permitted by law, all the authority and all the powers of the Board during intervals between meetings thereof with regard to the approval of loans and investments by the Association. The Loan and Investment Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board at which a quorum is present, at which time any action taken by the Board with respect thereto shall be entered in the minutes of the Board. All acts done and powers conferred by the Loan an Investment Committee from time to time shall be deemed to be, and may be certified as being done or conferred, under the authority of the Board.

     The Loan and Investment Committee may determine at any time in its discretion to hold regular meetings, in which event such meetings shall be held at the time, place, and date so designated, without any notice thereof required to be given to its members. Notice of any meetings of the Loan and Investment Committee other than regular meetings, shall be given to its members in a manner deemed most likely to provide them actual notice thereof, as far in advance of the time of the meeting as practicable. A majority of all members of the Loan and Investment Committee, shall constitute a quorum for all purposes.

     The Loan and Investment Committee may adopt its own rules of procedure.

                                                                Exhibit 4


                    BANK OF OKLAHOMA, NATIONAL ASSOCIATION
                             AMENDMENT TO BYLAWS
                      ADOPTED BY THE BOARD OF DIRECTORS
                               JUNE 30, 1987


          RESOLVED, that Sections 4.1 and 4.4 of Article IV and Section 3.1 of Article III of the Bylaws of the Association be and hereby are amended in their entireties to read as follows:

               Section 4.1. CHAIRMAN OF THE BOARD. The Board shall appoint one of its members to be chairman of the Board, to serve at the pleasure of the Board. He shall preside at all meetings of the Board and, in the absence of the Chairman of the Executive Committee, at meetings of the Executive Committee, and shall serve as Chief Executive Officer of the Association. The Chairman of the Board shall supervise the carrying out of the policies adopted or approved by the Board. He shall have general executive powers, as well as the specific powers conferred by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board.

               Section 4.4 CHAIRMAN OF THE EXECUTIVE COMMITTEE. The Chairman of the Executive committee shall preside at all meetings of the Executive Committee at which he is present, and shall have such other powers and duties as may be provided by these Bylaws or as may be assigned to him from time to time by the Board.

                                     ARTICLE III

                               Committees of the Board

               Section 3.1. EXECUTIVE COMMITTEE. The Board shall appoint from among its members an Executive Committee of such number as the Board shall deem proper. The Chairman of the Board shall be a member ex officio, but all other members shall serve during the pleasure of the Board. The Executive Committee shall have and may exercise, so far as may be permitted by law, all the authority and all the powers of the Board during intervals between meetings thereof. The Executive Committee shall keep minutes of its meetings. and such minutes shall be submitted at the next regular meeting of the Board at which a quorum is present, at which time any action taken by the Board with respect thereto

                                                                Exhibit 4


          shall be entered in the minutes of the Board. All acts done and powers conferred by the Executive Committee from time to time shall be deemed to be, and may be certified as being done or conferred, under the authority of the Board.

               The Executive Committee may determine at any time in its discretion to hold regular meetings, in which event such meetings shall be held at the time, place, and date so designated, without any notice thereof required to be given to its members. Notice of any meetings of the Executive Committee other than regular meetings shall be given to its members in a manner deemed most likely to provide them actual notice thereof, as far in advance of the time of the meeting as practicable. A majority of all members of the Executive Committee, at least two of whom shall be non-ex officio members, shall constitute a quorum for all purposes.

               The Executive Committee may adopt its own rules of procedure.

                                                                      Exhibit 4


and the Officers' Trust Committee Meeting held July 2, 1979, were distributed to each member of the Board at the beginning of the meeting. At the close of the meeting, after each Director had reviewed the Minutes, upon motion duly made, seconded and unanimously carried, the minutes were approved.

    SECURITIES REVIEW COMMITTEE: The Secretary distributed copies of the minutes of the Securities Review Committee meeting held on July 3, 1979, to each member of the Board. At the close of the meeting, upon motion duly made, seconded and unanimously carried, the minutes were approved.

    ASSET/LIABILITY COMMITTEE: Each member of the Board received a copy of the minutes of the Asset/Liability Committee meeting held July 3, 1979. At the close of the meeting, upon motion duly made, seconded and unanimously carried, the minutes were approved.

    REPORT ON AUDIT AND EXAMINING COMMITTEE: Mr. Robert E. Thomas reviewed the minutes of the meeting of the Audit and Examining Committee held on June 27, 1979, which was attended by Mr. Tony M. McMurry, national bank examiner. Mr. Thomas stated that, according to Mr. McMurry, earnings growth and equity capital growth continue to be below industry norms, but that improvement in the quality of the loan portfolio should directly affect future earnings. He stated that although there is still a change of substantial loss on certain loans, the bank examiners had concluded that the Reserve for Loan Losses appeared to be adequate at the present time. In concluding his remarks, Mr. Thomas said that due to the reduction in the percent of classified assets and other matters, this was the best examination in a number of years.

    CHAIRMAN'S REPORT: Mr. Leonard J. Eaton, Jr., reviewed the operating results for June and the second quarter. He noted that earnings of $.18 for June were only $.01 below plan due to the spread between the cost of funds and interest rates in spite of slower growth in demand deposits than anticipated. Mr. Eaton stated that the key items for making the plan for the year were demand deposits, net spread and salaries.

    RESOLUTION:

    BE IT RESOLVED, that the Bank of Oklahoma, N.A., Bylaws, Article III,
Section 3.3, be amended to read as follows:

    OTHER COMMITTEES. The Board of Directors may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board may determine. The Chief Executive Officer may appoint non-director officers to such committees for the purpose of counseling with and providing information to the committee, and may remove such members. The members so appointed may be voting members, but all official actions of the committee


                                      -2-

                                                                      Exhibit 4


    Mr. Tower stated that Operating Earnings before taxes and before security gains and losses for the first ten months of 1978 were $2,559,000, compared with $2,286,000 for the first ten months of 1977. Net Income for the first ten months of 1978 was $4,132,000, compared with $4,535,000 for the first ten months of 1977. Net Income Per Share for the month of October, 1978 was 26 cents, compared with 14 cents for October, 1977.

    LARGE LINE OF CREDIT:

    PETRO-LEWIS CORPORATION: Mr. Tower informed the Board that this company had requested a $6.5 million credit from the bank, being a portion of a $53.45 million secured three year revolving credit headed by Security
Pacific National Bank. A copy of the commitment report dated October 19, 1978 is attached to these minutes and made a part hereof. Upon motion duly made, seconded and unanimously carried the credit to Petro-Lewis Corporation was unanimously approved.

    RESOLUTION RE: DIRECTORS' TRUST COMMITTEE: Mr. Tower informed the Board that in view of the recent management reorganization and the designation of Mr. Eugene Swearingen as Chairman of the Executive Committee that in order for him to be able to serve on the Directors' Trust Committee it would be necessary to amend the by-laws of the Bank in this respect. He then presented the following resolution:

    BE IT RESOLVED, that Article IX of the Resolution establishing the Trust Division be amended to read in its entirety as follows:

    "Article IX, Trust Committee
    BE IT FURTHER RESOLVED, that the Chief Executive Officer of the Bank shall appoint, with the approval of the Board of Directors, a Trust Committee composed of five to nine non-officer directors of the Bank. The Chairman of the Board of Directors, the Vice Chairman of the Board, the President of the Bank, the Senior Vice President and Senior Trust Officer, and the Senior Vice President of the Financial Division shall be ex-officio members of the Trust Committee. The Chairman of the Board or such other Director of the Bank designated by him shall serve as Chairman. The Chairman of the Board may appoint one (1) additional officer of the Bank to serve as a member of this committee. A majority of such Committee shall constitute a quorum for the transaction of business. There shall also be appointed by the Chairman three alternate members of said Committee who may be members of this Board or officers of the Bank, any of whom shall be authorized to serve in the place of any regular member of the Committee who is unable to serve. This Committee shall advise with the senior officers of the Trust Division

                                                                      Exhibit 4


must be approved by a majority of the Director members. Meetings of such committees may be held absent such non-director members in those instances where the committees so choose.

    BE IT RESOLVED, that the Bank of Oklahoma, N.A., Bylaws, Article IV,
Section 4.2, be amended to read as follows:

    PRESIDENT. The Board of Directors shall appoint one of its members to be President of the Association. In the absence of the Chairman and the Vice Chairman, he shall preside at any meeting of the Board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of President, or imposed by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors.

    BE IT RESOLVED, that the Bank of Oklahoma, N.A., Bylaws, Article IV,
Section 4.8, be amended to read as follows:

    OTHER OFFICERS. The Board of Directors may appoint one or more Assistant Vice Presidents, one or more Trust Officers, and Assistant Trust Officers, one or more Assistant Secretaries, one or more Assistant Cashiers, and Attorneys-in-fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors, the Chairman of the Board or the President. The Board of Directors may designate either the President or the Chairman of the Board as the Chief Executive Officer.

    BE IT RESOLVED, that the Bank of Oklahoma, N.A., Employees' Thrift Plan and Trust, Article XV, Section 15.2 be amended to read as follows:

    DESIGNATION OF FIDUCIARY AND ASSIGNMENT OF ADMINISTRATIVE AUTHORITY. The Employer is hereby designated as the Named Fiduciary of the Plan. The Board of the Employer shall appoint a Committee to be known as the "Administrative Committee" (herein referred to as the "Committee") consisting of at least three (3) and not more than five (5) members to administer the Plan, and also shall appoint a Chairman and a Secretary from the Committee membership. Any member may resign by delivering his written resignation to the Employer. The Chief Executive Officer of the Employer is authorized to fill vacancies arising in the Committee by the appointment of new members to serve the unexpired term of the departing member.

    PROMOTIONS AND RESIGNATIONS: It was stated that it was Management's recommendation that the following promotions be approved by the Board:


                                     -3-
                               Page 59 of 66

                                                                      Exhibit 4


     with respect to the establishment of policies for the conduct of the business of the Trust Division, including general administration, investment policies and new business development."

     Upon motion duly made, seconded and unanimously carried, the resolution was adopted by the Board.

     REPORT OF THE CHIEF EXECUTIVE OFFICER: Mr. Eaton discussed with the Board the rapidly rising interest rates reflected by the raise in the Federal Reserve's discount rate and stated that it was expected that prime rate would rise again in the very near future. He discussed the money supply and the difficulty encountered in purchasing money at market rates, indicating that a credit crunch may be expected within the next 60 to 90 days. Mr. Eaton further discussed the loan-to-deposit ratio of the Bank and plans for managing the Bank's assets and liabilities during the ensuing months under the current conditions.

     Mr. Eaton informed the Board it was planned that the $20 million capital note loan with the Chase Manhattan be closed on November 9, 1978. This would represent a net of $10 million new money, with the other $10 million being used to retire maturing notes. He further reviewed the automatic transfer service recently initiated by the bank, which in effect, after election by the customer to participate, will automatically transfer from the checking account to the savings account and back to the checking account in order that the customer may receive interest on funds that would have otherwise been in the checking account. The service is provided at a flat $3.50 per month charge. He noted that this program was undertaken in order to compete with savings and loans and other financial institutions that provide similar services.

     QUARTERLY CASH DIVIDEND: Mr. Leonard J. Eaton, Jr. presented the following resolution to the Board:

     RESOLVED, that the Board of Directors of Bank of Oklahoma, N.A. hereby declares a quarterly cash dividend of Seventy-Seven Cents ($0.77) per share on the 773,950 shares of common stock of such Bank issued and outstanding on the date of this meeting, payable on the 15th day of December, 1978 to the shareholders of record at the close of business on the 4th day of December, 1978.

Upon motion duly made, seconded and unanimously carried, the Resolution was adopted by the Board.

    REPORT ON PROPOSED CHANGE IN BANKING STRUCTURE: Mr. Swearingen distributed to the Board a copy of a proposed letter to be sent to Senator Gene C. Howard, President Pro-tempore of the Oklahoma Senate and to the Speaker of the House of Representatives relative to multi-bank holding company legislation. He also distributed to the board a synopsis of a proposed multibank holding company bill to be submitted in 1979. He requested that the

                                                                      Exhibit 4


directors who wished to do so write letters supporting this proposed legislation. Mr. Swearingen further discussed the merits of the bill and the benefits to the state as a whole as a result thereof.

     REPORT OF THE PRESIDENT: Mr. Sam Hayes displayed slides reflecting organizational charts resulting from the recent restructuring of Management. The slides were in detail and were discussed by the members of the Board with Mr. Hayes.

     PROMOTIONS AND RESIGNATIONS: Mr. Hayes stated that it was Management's recommendation that the following promotions be approved by the Board:

     Ron King to Vice President

     C.L. (Chuck) Rogers to Vice President

     Thomas A. Quillin, Jr. to Assistant Vice President in the
       Financial Institutions Department

     Steve Hatfield to Systems Officer

     Sandy Bjork to Systems Officer

     Lee Landry to Operations Officer and Assistant Cashier

     Doug Brinsfield to Planning Officer

Upon motion duly made, seconded and unanimously carried, the promotions were approved by the Board.

     Mr. Hayes stated that he had received letters of resignation from the following officers:

     Hugh R. Roberson, Assistant Vice President

     Lee Daniel, III, Assistant Vice President

     Mike Howell, Financial Services Officer

Upon motion duly made, seconded and unanimously carried, the resignations were accepted by the Board.

     AMENDMENT TO BY-LAWS: Mr. Robinson presented the following resolutions amending Sections 4.1 and 4.2 of Article IV of Bank of Oklahoma, N.A. by-laws:

     BE IT RESOLVED, that Sections 4.1 and 4.2 of Article IV of the By-laws of Bank of Oklahoma, N.A. be amended to read in their entirety as follows:

     "SECTION 4.1. CHAIRMAN OF THE BOARD. The Board of Directors shall appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board. He shall preside at all meetings of the Board of Directors

                                                                      Exhibit 4


     and shall serve as Chief Executive Officer of the Bank. The Chairman of the Board shall supervise the carrying out of the policies adopted or approved by the Board. He shall have general executive powers, as well as the specific powers conferred by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to him by the Board of Directors.

     SECTION 4.2. PRESIDENT. The Board of Directors shall appoint one of its members to be President of the Association. In the absence of the Chairman and the Vice Chairman he shall preside at any meeting of the Board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of President, or imposed by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to him by the Board of Directors.

Upon motion duly made, seconded and unanimously carried, the resolutions were adopted by the Board.

     RESOLUTION DEFINING EXECUTIVE OFFICER: Mr. James Robinson presented the following resolution:

     WHEREAS, the Board of Directors of Bank of Oklahoma, N.A. has heretofore on February 12, 1975 for the purpose of Regulation O of the Board of Governors of the Federal Reserve System defined the term "Executive Officer" and since that time the policy-making group of the Bank for this purpose has changed,

     WHEREAS, the major policy-making function in the Bank is performed by the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President, Chairman of the Executive Committee and all Division Managers, who are all authorized to participate in the determination of major policies of this Bank,

     NOW, THEREFORE, BE IT RESOLVED that no officer of this Bank other than the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President, Chairman of the Executive Committee and all Division Managers, shall participate in the major policy-making functions in this Bank.

Upon motion duly made, seconded and unanimously carried, the resolution was adopted by the Board.

     FINANCIAL INSTITUTIONS REGULATORY AND INTEREST RATE CONTROL ACT OF 1978:
Mr. Robinson reviewed briefly portions of this act which would affect directors, executive officers and 10% owners

                                                                       Exhibit 5


                               CONSENT OF TRUSTEE





WHEREAS, an Indenture dated as of September 1999 was entered into by and between, OG&E Energy Corp., as Issuer, and Bank of Oklahoma, National Association, as Trustee ("Trustee").

Pursuant to Section 321 (b) of the Trust Indenture Act of 1939, the Trustee hereby gives consent that reports of examinations, records, or other information, with respect to the Trustee, of the Treasury Department, the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Reserve Banks, and the Federal Deposit Insurance Corporation be made available to the Securities and Exchange Commission upon request of such reports, records, or other information.

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Bank of Oklahoma, National Association, a corporation organized and existing under the laws of the State of Oklahoma, has duly signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Oklahoma City and the State of Oklahoma, on the 28th day of September, 1999.

                                          Bank of Oklahoma,
                                          National Association




                                          By: /s/ Timothy M. Cook
                                             --------------------------------
                                             Timothy M. Cook
                                             Vice President and Trust Officer


Attest: /s/ Rachel Redd-Singleton
       -----------------------------
       Rachel Redd-Singleton
       Assistant Vice President
       and Trust Officer

                                                                       Exhibit 6

Legal Title of Bank: BANK OF OKLAHOMA, NATIONAL ASSOCIATION Call Date:9/30/96
Address: P O B0X 2300
City, State Zip: TULSA, OK 74121-2300
FDIC Certificate No.: 04214

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1999
All schedules are to be reported in thousands of dollars.
Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.
Schedule RC--Balance Sheet

                                                                                                 C300
                                        Dollar Amounts in Thousands                              |RCON Bil Mil Thou   |
ASSETS                                                                                           |//////////////////  |
1. Cash and balances due from depository institutions (from Schedule RC-A):                      |//////////////////  |
     a. Noninterest-bearing balances and currency and coin(l)                                    | 0081       387,952 | l.a.
     b. Interest-bearing balances(2)                                                             | 0071           208 | l.b.

2. Securities:                                                                                   |//////////////////  |
     a. Held-to-maturity securities (from Schedule RC-3, column A)                               | 1754       221,210 | 2.a.
     b. Available-for-sale securities (from Schedule RC-B, column D)                             | 1773     1,799,385 | 2.b.

3. Federal funds sold and securities purchased under agreements to resell:                       |//////////////////  |
     a. Federal funds sold and securities purchased under agreements to resell                   | 1350        30,300 | 3.

4. Loans and lease financing receivables:                                                        |//////////////////  |
     a. Loans and leases, net of unearned income
                  (from Schedule RC-C)                         | RCON 2122 |  3,284,087          |//////////////////  | 4.a.
     b. LESS: Allowance for loan and lease losses              | RCON 3123 |     61,071          |//////////////////  | 4.b
     c. LESS: Allocated transfer risk reserve                  | RCON 3128 |          0          | ////////////////// | 4.c.
     d. Loans and leases, net of unearned income,                                                |//////////////////  |
                  allowance, and reserve (item 4.a minus 4.b and 4.c)                            | 2125     3,223,016 | 4.d.

5. Trading assets (from Schedule RC-D)                                                           | 3545        40,787 | 5.

6. Premises and fixed assets (including capitalized leases)                                      | 2145        55,659 | 6.

7. Other real estate owned (from Schedule RC-M}                                                  | 2150         2,358 | 7.

8. Investments in un consolidated subsidiaries
     and associated companies (from Schedule RC-M)                                               | 2130             0 | 8.

9. Customers liability to this bank on acceptances outstanding                                   | 2155        26,091 | 9.

10. Intangible assets (from Schedule RC-M)                                                       | 2143       119,902 | 10.

11. Other assets (from Schedule RC-F)                                                            | 2160       141,132 | 11.

12. Total assets (sum of items 1 through 11)                                                     | 2170     6,048,000 | 12.


----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

                                                                       Exhibit 6


LIABILITIES                                                                                    |////////////////// |
13. Deposits:                                                                                  |////////////////// |
     a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)              | 2200   3,562,765  | 13.a.
                  (1) Noninterest-bearing(l)         | RCON 6631 |     861,241                 |////////////////// | 13.a.(1)
                  (2) Interest-bearing               | RCON 6636 |   2,701,524                 |////////////////// | 13.a.(2)
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs                          |/////////////////  |
                  (1) Noninterest-bearing                                                      |////////////////// |
                  (2) Interest-bearing                                                         |////////////////// |

14. Federal funds purchased and securities sold under agreements to repurchase:                |////////////////// |
     a. Federal funds purchased and securities sold under agreements to repurchase             | 2800   1,478,568  | 14.

15.  a. Demand notes issued to the U.S. Treasury                                               | 2840      16,951  | l5.a.
     b. Trading liabilities (from Schedule RC-D)                                               | 3548           0  | l5.b.

16. Other borrowed money (includes mortgage indebtedness & obligations under
      capitalized leases)                                                                      |////////////////// |
     a. with a remaining maturity of one year or less                                          | 2332     237,641  | 16.a.
     b. with a remaining maturity of more than one year through three years                    | A547     130,130  | 16.b.
     c. with a remaining maturity of more than three years                                     | A548      49,846  | 16.c.

17. Not Applicable                                                                             | ///////////////// | 17.

18. Bank's liability on acceptances executed and outstanding                                   | 2920      26,091  | 18.

19. Subordinated notes and debentures                                                          | 3200     148,551  | l9.

20. Other liabilities (from Schedule RC-G)                                                     | 2930      82,378  | 20.

21. Total liabilities (sum of items 13 through 20)                                             | 2948   5,732,561  | 21.

22. Not Applicable                                                                             |////////////////// | 22.



EQUITY CAPITAL                                                                                 |////////////////// |
23. Perpetual preferred stock and related surplus                                              | 3838          13  | 23.

24. Common stock                                                                               | 3230      52,875  | 24.

25. Surplus (exclude all surplus related to preferred stock)                                   | 3839      71,392  | 25.

26. a. Undivided profits and capital reserves                                                  | 3632     212,508  | 26.a.
     b. Net unrealized holding gains (losses) on available-for-sale securities                 | 8434     (21,349) | 26.b.

27. Cumulative foreign currency translation adjustments                                        |/////////////////  |

28. Total equity capital (sum of items 23 through 27)                                          | 3210     315,439  | 28.

29. Total liabilities, limited-life preferred stock, and equity capital                        |/////////////////  |
     (sum of items 21, 22, and 28)                                                             | 3300   6,048,000  | 29.


                                                                       Exhibit 6


MEMORANDUM
     To be reported only with the June Report of Condition.

     1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1998.

                                                          |RCON 6724 | N/A |M.1.



1 - Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.

2 - Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately).

3 - Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority).

4 - Directors' examination of the bank performed by other external auditors (may be required by state chartering authority).

5 - Review of the banks financial statements by external auditors.

6 - Compilation of the bank's financial statements by external auditors.

7 - Other audit procedures (excluding tax preparation work).

8 - No external audit work.



(1) Includes total demand deposits and noninterest-bearing time and savings deposits